UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2022

INNOVATION1 BIOTECH INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	82-2275255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wall Street, Suite 2701

New York, New York10005

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (646) 380-1923

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Frederick E. Pierce, II as a Director

On September 9, 2022, the Board of Directors of Inovation1 Biotech Inc. has appointed Frederick E. Pierce, II as a member of the Board. A copy of the press release is included as Exhibit 99.1 to this Current Report.

Mr. Pierce, age 61, is the Chief Executive Officer and Co-founder of Decoy Therapeutics, Inc. founded in 2020. Decoy has corporate offices in Cambridge, MA and a lab at JLABs New York City, supported by Johnson and Johnson and BARDA’s BlueKnight™ Program, grants from one of the world’s most well-known public health foundations from Seattle, WA., institutional healthcare investors, Federal and State Government agencies. Mr. Pierce is also an Advisor to the Canadian Consulate of Boston/Cambridge’s Healthcare and Technology Accelerator and a Board member of the Canadian Entrepreneurs of New England, where he is Chairman of the Life Sciences Leadership Council.

From 2017 – 2020, Mr. Pierce served as a Senior Advisor for Bionest Partners based in Paris and New York. The firm provides leading global pharmaceutical and biotech companies strategic advice on matters including, market access, licensing valuation and strategy, reimbursement and drug pricing, as well as venture capital diligence support services.

Mr. Pierce is a serial biotech entrepreneur with over 20 years of increasing senior leadership and operating experience building successful biotech companies. This included senior management and turn-around advisory roles at several public biotech start-ups that listed on the NASDAQ, New York Stock and Toronto Stock Exchange. At Javelin Pharmaceuticals (NYSE:JAV) he was VP of Investor Relations, while the Company raised $183M, went public, got a non-opioid pain drug Dyloject™ approved globally and was bought out by Hospira, now Pfizer. After Javelin, he was recruited by SemBioSys Genetics (TSE: SBS) as President of US and International Operations, to assist in a turnaround of the Company’s biotech business. He further served as a strategic advisor to Canada based Cangene (TSX:CNJ), sold to Emergent BioSolutions for $222M. He also was an Advisor to Spring Bank Pharmaceuticals management and BOD during and after its IPO on NASDAQ.

Mr. Pierce was a VP of Business Development and Investor Relations and became CEO Glycogenesys (NASDAQ: GLGS sold to Lajolla Pharmaceuticals), A VP of Finance and Investors relations for (NASDAQ: SAFS) SafeScience, predecessor Company of GlycoGenesys. During Mr. Pierce’s time at SafeScience, the Company up-listed to NASDAQ at a $25M valuation, raised $85M in equity capital and achieved a peak market capitalization of over $550M. He led the successful effort to partner its lead drug GCS-100 to Elan Pharmaceuticals in a strategic joint venture that included $35M in upfronts, milestones and royalty payments.

Mr. Pierce has a proven track record in attracting capital, forging transformative strategic global alliances and working with investors to create successful outcomes of public and private healthcare companies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated September 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovation1 Biotech Inc.

Date: September 15, 2022	By:	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws Chief Executive Officer

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